Exhibit 99.2
RICK’S CABARET INTERNATIONAL, INC.
UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

The unaudited pro forma condensed combined financial statements have been prepared to give effect to Rick’s Cabaret International, Inc.'s (“Rick’s”) acquisition of certain assets of D.I. Food and Beverage Las Vegas, LLC (“DI” or “the Seller”).  On September 5, 2008, our wholly owned subsidiary RCI Entertainment (Las Vegas), Inc. (the “Purchaser”) completed the acquisition of certain assets (the “Purchased Assets”) of the Seller  pursuant to a Third Amended Asset Purchase Agreement (the “Third Amendment”) between Purchaser, Rick’s, Seller, and Harold Danzig (“Danzig”), Frank Lovaas (“Lovaas”) and Dennis DeGori (“DeGori”) who are all members of Seller.  The Seller owned and operated an adult entertainment cabaret known as “Scores” (the “Club”), located at 3355 Procyon Street, Las Vegas, Nevada  89102 (the “Real Property”).

At Closing, Purchaser paid Seller an aggregate amount as follows (the “Purchase Price”):

(i)	$12,000,000 payable by wire transfer;

(ii)
$3,000,000 pursuant to a promissory note (“the Rick’s Promissory Note”), executed by and obligating Rick’s, bearing interest at eight percent (8%) per annum with a five (5) year amortization, with monthly payments of principal and interest, with the initial monthly payment due in April 2009 with a balloon payment of all then outstanding principal and interest due upon the expiration of two (2) years from the execution of the Rick’s Promissory Note; and

(iii)	200,000 shares of restricted common stock, par value $0.01 of Rick’s (the “Rick’s Shares”) issued to the Seller.

As part of the transaction, we entered into a Lock-Up/Leak-Out Agreement with the Seller pursuant to which, on or after seven (7) months after the closing date, the Seller shall have the right, but not the obligation, to have Rick’s purchase from Seller a total of 150,000 of the Rick’s Shares (“Rick’s Put Share”) in an amount and at a rate of not more than 6,250 of the Rick’s Put Shares per month (the “Monthly Shares”) calculated at a price per share equal to $20.00 per share (“Value of the Rick’s Shares”).  At our election during any given month, we may either buy the Monthly Shares or, if we elect not to buy the Monthly Shares from the Seller, then the Seller shall sell the Monthly Shares in the open market.  Any deficiency between the amount which the Seller receives from the sale of the Monthly Shares and the Value of the Rick’s Shares shall be paid by us within three (3) business days of the date of sale of the Monthly Shares during that particular month.  Our obligation to purchase the Monthly Shares from the Seller shall terminate and cease at such time as the Seller has received a total of $3,000,000 from the sale of the Rick’s Shares and any deficiency.  Under the terms of the Lock-Up/Leak-Out Agreement, Seller may not sell more than 25,000 Rick’s Shares per 30-day period, regardless of whether the Seller “Puts” the Rick’s Put Shares to Rick’s or sells them in the open market or otherwise.

Upon closing of the transaction, we entered into a two-year Non-Compete Agreement with DeGori (the “DeGori Non-Compete Agreement”) pursuant to which DeGori agreed not to compete with the Club by operating an establishment serving liquor and providing live female nude or semi-nude adult entertainment in Clark County, Nevada or in a radius of 25 miles of Clark County, Nevada; provided, however, that the Non-Competition Agreement specifically excluded the Penthouse Club and the Bada Bing Club located in Clark County, Nevada.   We agreed to pay DeGori cash consideration of $66,667 for entering into the Non-Competition Agreement.   Additionally, at Closing, we also entered into a 12-month Consulting Agreement with DeGori (the “Consulting Agreement”) for a total aggregate of $133,333 in consulting fees payable in eighteen (18) equal monthly payments of $7,407.38 per month with the first payment due October 15, 2008.

Upon closing of the transaction, we entered into a one-year Non-Compete Agreement with Lovaas (the “Lovaas Non-Compete Agreement”) pursuant to which Lovaas agreed not to compete with the Club by operating an establishment serving liquor and providing live female nude or semi-nude adult entertainment in Clark County, Nevada, or any of its surrounding counties; provided, however, that this Non-Competition Agreement shall specifically exclude the Penthouse Club and the Bada Bing Club located in Clark County, Nevada.

The pro forma condensed balance sheet gives effect to the DI acquisition as if it had occurred on June 30, 2008, combining the balance sheets of Rick’s and DI as of that date. The pro forma condensed statements of operations for the nine months ended June 30, 2008 and for the year ended September 30, 2007 give effect to the acquisition as if it had occurred on October 1, 2007 and October 1, 2006, respectively, combining the results of Rick’s for the nine months ended June 30, 2008 and the year ended September 30, 2007 with those of DI for the nine months ended June 30, 2008 and for the year ended December 31, 2007.

The pro forma statements of operations for the year ended September 30, 2007 and the nine months ended June 30, 2008 include appropriate adjustments for amortization, interest and other items related to the transaction. The pro forma adjustments are based on preliminary appraisal results, estimates, available information and certain assumptions that management deems appropriate. The pro forma financial information is unaudited and does not purport to represent the results that would have been obtained had the transactions occurred at October 1, 2006 or 2007, as assumed, nor does it purport to present the results which may be obtained in the future.

RICK'S CABARET INTERNATIONAL, INC.
UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
JUNE 30, 2008
(IN THOUSANDS, EXCEPT SHARE INFORMATION)

			Pro Forma	Pro Forma
	Rick's	DI	Adjustment (A)	Combined

ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$13,191	$933	$(13,100)	$1,024
Accounts receivable:
Trade	1,339	294	(294)	1,339
Employees	723	-	-	723
Marketable securities	2	-	-	2
Inventories	1,707	193	(80)	1,820
Prepaid expenses and other current assets	975	170	(170)	975

Total current assets	17,937	1,590	(13,644)	5,883

Property and equipment, net	48,207	1,976	-	50,183
Goodwill and indefinite lived intangibles	60,272	-	15,732	76,004
Definite lived intangibles, net	1,322	-	100	1,422
Other	762	-	-	762

Total assets	$128,500	$3,566	$2,188	$134,254

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
Accounts payable and accrued liabilities	$5,303	$421	$(421)	$5,303
Current portion of long-term debt	1,561	2,285	(2,285)	1,561

Total current liabilities	6,864	2,706	(2,706)	6,864

Long-term debt less current portion	30,138	731	2,269	33,138
Deferred tax liability	16,278	-	-	16,278
Other	509	-	-	509

Total liabilities	53,789	3,437	(437)	56,789

COMMITMENTS AND CONTINGENCIES

MINORITY INTERESTS	3,359	-	-	3,359

TEMPORARY EQUITY - Common stock ,subject to put rights (461,740 shares)	10,935	-	3,000	13,935

STOCKHOLDERS' EQUITY:
Preferred stock, $.10 par, 1,000,000 shares authorized; none outstanding	-	-	-	-
Common stock, $.01 par, 15,000,000 shares authorized; 9,272,237 outstanding	93	-	-	93
Additional paid-in capital	52,807	-	(246)	52,561
Accumulated other comprehensive income	(11)	-	-	(11)
Retained earnings	8,822	129	(129)	8,822
Less 908,530 shares of common stock held in treasury, at cost	(1,294)	-	-	(1,294)

Total stockholders' equity	60,417	129	(375)	60,171

Total liabilities and stockholders' equity	$128,500	$3,566	$2,188	$134,254

RICK'S CABARET INTERNATIONAL, INC.
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
NINE MONTHS ENDED JUNE 30, 2008
(IN THOUSANDS, EXCEPT PER SHARE INFORMATION)

			Pro Forma		Pro Forma
	Rick's	DI	Adjustments		Combined

Total revenue	$42,697	$13,368	$-		$56,065

Operating expenses:
Cost of goods sold	4,876	6,459	-		11,335
Salaries and wages	9,740	1,948	(326)	E	11,362
Depreciation and amortization	1,810	353	50	B	2,213
Other general and administrative	15,618	3,483	(213)	E	18,888

Total operating expenses	32,044	12,243	(489)		43,798

Operating income	10,653	1,125	489		12,267

Interest expense	(1,839)	(185)	4	C	(2,020)
Income tax expense	(2,792)	-	(530)	D	(3,322)
Other	196	-	-		196

Net income	$6,218	$940	$(37)		$7,121

Net income per share:
Basic	$0.83				$0.85
Diluted	$0.77				$0.79

Weighted average shares outstanding:
Basic	7,536			F	8,408
Diluted	8,238			F	9,110

RICK'S CABARET INTERNATIONAL, INC.
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
YEAR ENDED SEPTEMBER 30, 2007
(IN THOUSANDS, EXCEPT PER SHARE INFORMATION)

			Pro Forma		Pro Forma
	Rick's	DI*	Adjustments		Combined

Total revenue	$32,014	$18,553	$-		$50,567

Operating expenses:
Cost of goods sold	4,036	8,164	-		12,200
Salaries and wages	8,740	2,785	(425)	E	11,100
Depreciation and amortization	1,597	465	67	B	2,129
Other general and administrative	13,537	5,492	(468)	E	18,561

Total operating expenses	27,910	16,906	(826)		43,990

Operating income	4,104	1,647	826		6,577

Interest expense	(1,336)	(288)	48	C	(1,576)
Income tax expense	(236)	-	(826)	D	(1,062)
Other	523	-	-		523

Net income	$3,055	$1,359	$48		$4,462

Net income per share:
Basic	$0.54				$0.68
Diluted	$0.50				$0.64

Weighted average shares outstanding:
Basic	5,701			F	6,573
Diluted	6,215			F	7,087

* The DI financial statements are for the year ended December 31, 2007.

RICK’S CABARET INTERNATIONAL, INC.
NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
(Continued)

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET ADJUSTMENT

(A)
Records the DI acquisition, including:  payment of $12,066,667 in cash, Promissory Note issued aggregating $3,000,000, removal of DI members’ equity, a net $2,754,000 of Rick’s common stock and temporary equity to fund the acquisition and estimated transaction costs of $100,000.

This acquisition was accounted for as a purchase with the total consideration preliminarily allocated to the assets assumed as follows:

AMOUNT
DESCRIPTION	(IN THOUSANDS)

Total consideration:
Cash	$12,067
Common stock	2,754
Issuance of Promissory Note	3,000
Estimated transaction costs	100
$17,921

Allocation:
Current assets	$113
Property & equipment and other assets	1,976
Non-compete agreement	100
Goodwill	15,732
$17,921

The foregoing allocations are based on estimated fair values and are subject to adjustment. Fair values of assets acquired were determined based on management’s valuation.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS ADJUSTMENTS

(B)
Records adjustment to amortization expense to reflect increase for new basis of identifiable intangible assets including non-compete agreement and goodwill.  Non-compete agreement is amortized straight-line over the one and two year lives.  Goodwill is considered to have an indefinite life and is not amortized.

(C)	Records adjustment to interest expense to reflect interest on Rick's $3,000,000 Promissory Note related to the acquisition and reduce interest expense for DI debt which would have been paid off.

(D)	Records income tax expense on DI net income and pro forma adjustments.

(E)	Reduces officers’ salaries and licensing fees which will not exist in the new entity.

(F)	Includes 200,000 shares issued in the purchase transaction and 672,000 shares issued in a private transaction to fund the acquisition.